EXHIBIT 99.1

For Immediate Release

ALUMIFUEL POWER , INC.  RECEIVES FIRST PURCHASE ORDER FOR ITS
PORTABLE BALLOON INFLATION SYSTEM

CENTENNIAL, Colorado, February 9, 2010.  (BUSINESS WIRE) — Early production stage hydrogen generation company AlumiFuel Power, Inc. (“API”), the Philadelphia, Pennsylvania-based wholly owned operating subsidiary of AlumiFuel Power Corporation (OTCBB: AFPW),  (the “Company”), announced today that it has received a Purchase Order for three units of its PBIS-1000 Portable Balloon Inflation System.  The Purchase Order was received from Kaymont Consolidated Industries, Inc. of Long Island, New York – the world’s largest distributor of weather balloons and API’s partner for lift-gas applications – on behalf of an unspecified military customer. Following successful delivery of this initial order, the customer is expected to place an additional Purchase Order in the Second Quarter.

The PBIS-1000 recently was displayed at the Annual Meeting of the American Meteorological Society in Atlanta, where it generated considerable interest among potential customers. The majority of the PBIS-1000 manufacturing will take place at APEX Piping Systems, Inc., a large world class welding and manufacturing facility in nearby Delaware.  (See API news releases of January 20, 2010, January 15, 2010, and December 30, 2009).

The PBIS-1000 is API’s first commercially available product.  Incorporating feedback from the military customer, this fourth generation PBIS-1000 unit is a significant upgrade over prototype systems previously demonstrated to the customer over an 18 month period.  The production unit has a simpler design with fewer components, and is lighter, more compact, more ruggedized for military applications, more user-friendly, and more cost effective.  Using a higher grade stainless steel construction with better corrosion properties and durable fluorocarbon rubber for all seals, the upgraded unit can better withstand required pressures and temperatures over its long expected lifetime.  The reactor and water tanks, as well as all plumbing lines and connectors, have been optimized for weight, simplicity, and cost, and are stamped and certified with the ASME code – a standard requirement for commercial pressure vessels.  The unit meets Mil Spec requirements for vibration, environmental and drop tests, and is housed in a molded polyethylene carrying case used regularly by the military.

In addition, a more effective packaging configuration of the company’s proprietary AlumiFuel cartridges increases the speed of the reaction and the hydrogen yield, while reducing cartridge cost.  The versatile PBIS-1000 unit can produce 1,000 liters of hydrogen in 20 minutes at ambient temperature and atmospheric pressure using only two 32oz AlumiFuel cartridges.

The PBIS-1000 man-portable reactor and launching unit uses API’s proprietary AlumiFuel technology to produce hydrogen through the powerful chemical reaction of powdered aluminum, water and proprietary additives. The device requires only a simple water hand pump and two small AlumiFuel cartridges to propagate the reaction and generate sufficient lift gas to launch a 5-foot diameter weather balloon.

This API innovation, which enables on the spot generation of hydrogen without any external energy or toxic chemicals, is easier to use and is cheaper than current lift gas solutions.  Traditionally, helium has been used as the primary lift gas, but with the increasing scarcity and cost of helium, users are rapidly switching to hydrogen.  The API portable launching unit is far more mobile and cost effective than other on-site hydrogen generation systems.  The global market for lift gas fuel is approximately $70 million and growing, with more than 1,000,000 weather balloons and special purpose balloons launched annually for telecom relay, cloud height measurement and military/national security applications.

API’s Chief Technology Officer, Mr. John Boyle, one of the nation’s foremost hydrogen experts, said, “We have devoted significant technical talent, expertise and perseverance to develop this one-of-a-kind lift-gas system.  The production unit, which is not available anywhere else in the world, represents a remarkable integration of mechanical, chemical, fluid and gas design elements.”

API’s President and Chief Executive Officer, Mr. David Cade, said, “This Purchase Order is the most significant milestone in the history of API.  This first “sale” is important in its own right, but in addition, other potential balloon lift gas customers, including military and environmental/weather service users, are closely following the progress of these first operational units. Along with Kaymont Consolidated, we will be scheduling near-term demonstrations for this expanded customer base. The PBIS-1000 also enables us to demonstrate the applicability of our technology to other mobile, back-up, auxiliary and remote power applications in our target markets, feeding fuel cells and driving turbine-based underwater propulsion systems and generators.”

About Kaymont Consolidated Industries, Inc.
Kaymont Consolidated Industries, Inc. (www.kaymont.com), founded in 1978, has been a provider of the highest quality meteorological balloons to the National Weather Service, U.S. military, and U.S. test ranges. Kaymont's vast experience and knowledge in the worldwide meteorological market make it ideally suited for marketing API’s technology to both military and civilian lift gas customers around the world.  Kaymont Consolidated is also a leading global supplier of meteorological measuring devices used in military applications, and of humidity calibration chambers for use in various industries.

About Apex Piping Systems, Inc.
Apex Piping Systems, Inc. (www.apexpiping.com) is a World Class fabricator of piping systems, skid modules, specialty fabrications and reactor vessels serving the Petro-Chemical, Air Separation, Nuclear, Hydrogen Fuel Cell, Gas Turbine, Bio-Fuel and other related industries.  Their headquarters is located in Newport, Delaware, conveniently located off of Interstate 95, with close access to barge and rail transport.  Their main engineering and manufacturing facility spans over 60,000 square feet, and features a world class 35,000 square foot ASME code process pipe and pressure vessel fabrication shop.  The company holds ASME “U”, “PP”, “S”, and NBIC “R” code stamp authorizations, and is certified by TUV SUD America to the European Pressure Equipment Directive (PED) and ISO ISO 9001:2000.

About AlumiFuel Power, Inc.
API (www.alumifuelpowerinc.com) is an alternative energy company that generates hydrogen gas and superheated steam for multiple niche applications requiring on-site, on-demand fuel sources, serving National Security and commercial customers.  API’s hydrogen drives fuel cells for back-up and portable power, fills inflatable devices such as weather balloons, and can replace costly, hard-to-handle and high pressure K-Cylinders. Its hydrogen/steam output is also being designed and developed to drive turbine-based underwater propulsion systems and auxiliary power systems.  API has significant differentiators in performance, adaptability, safety and cost-effectiveness in its target market applications, with no external power required and no toxic chemicals or by-products.

About AlumiFuel Power Corporation
AlumiFuel Power Corporation, formerly known as Inhibiton Therapeutics, Inc., recently acquired is wholly-owned operating subsidiary AlumiFuel Power, Inc., a Philadelphia-based early production stage alternative energy company that generates hydrogen gas and steam for multiple niche applications requiring on-site, on-demand fuel sources.  The Company also has been conducting biotechnology research, development and potential commercialization of technologies and products for new cancer therapeutic agents and cancer fighting drugs called targeted therapies.

Safe Harbor for Forward-looking Statements
This news release may contain forward-looking statements that are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. While these statements are made to convey to the public the company’s progress, business opportunities and growth prospects, they are based on management’s current beliefs and assumptions as to future events. However, since the company’s operations and business prospects are always subject to risk and uncertainties, the forward-looking events and circumstances discussed in this news release might not occur, and actual results could differ materially from those described, anticipated or implied. For a more complete discussion of such risks and uncertainties, please refer to the company's filings with the Securities and Exchange Commission.

CONTACTS:

Investor Relations:	Technical Information & Marketing:
AlumiFuel Power Corporation Thomas B. Olson, Corporate Secretary 303-796-8940	API Laboratories 3711 Market Street, Suite 950 Philadelphia, PA 19104 215-921-9203 info@alumifuelpowerinc.com

Public Relations: The Investor Relations Group (IRG) Mike Graff 212-825-3210